Exhibit 15.2

[Letterhead of Fangda Partners]

June 30, 2006

The9 Limited

Building No.3

690 Bibo Road

Zhangjiang Hi-tech Park, Pudong New Area

Shanghai, People’s Republic of China

Dear Sirs,

We consent to the reference to our firm under the headings “Risk Factors,” “Government Regulations” and “Related Party Transactions — Arrangements with Affiliated PRC Entities” in The9 Limited’s Annual Report on Form 20-F for year ended December 31, 2005, which will be filed with the Securities and Exchange Commission in the month of June 2006.

Yours faithfully,

/s/ Fangda Partners

Fangda Partners